UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 22, 2007, in connection with a proposed offering of its notes, Wyeth included the following information in a preliminary prospectus supplement to the prospectus dated March 22, 2007 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended:

Recent Developments

The following are updates to the legal proceedings described in Note 14 to our consolidated financial statements, Contingencies and Commitments, in our 2006 Financial Report, which is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006 and referred to herein as our 2006 Financial Report.

Product Liability Litigation

Diet Drug Litigation

With regard to our diet drug litigation involving the products REDUX and PONDIMIN described in our 2006 Financial Report, the case of Madsen v. American Home Products Corporation, et al., No. 4:02CV01835 ERW, U.S.D.C., E.D. Mo., was dismissed following the granting of our motion for summary judgment. The case, involving the claim of a plaintiff who had exercised an Intermediate Opt Out from the nationwide diet drug settlement, was to have begun trial on March 12, 2007. In granting the motion, the court held, inter alia, that the plaintiff had failed to adduce evidence that her alleged injury was proximately caused by any allegedly inadequate warning and failed to prove that REDUX or PONDIMIN were defectively designed.

HT Litigation

In the product liability litigation involving our hormone therapy products described in our 2006 Financial Report, the New York Supreme Court, Onondaga County, had granted summary judgment in favor of us, dismissing the claims in Browning, et al. v. Wyeth, Inc., et al., No. 2003-0261, on the grounds, inter alia, that the labeling and warnings for PREMPRO and PREMARIN were adequate as a matter of law. On March 16, 2007 the Appellate Division, Fourth Department, of the New York Supreme Court unanimously affirmed the summary judgment and dismissal.

Patent Litigation

EFFEXOR Litigation

As discussed in our 2006 Financial Report, we have filed suit against multiple generic companies that have filed Abbreviated New Drug Applications (ANDA) seeking the U.S. Food and Drug Administration (FDA) approval to market generic 37.5 mg, 75 mg and 150 mg venlafaxine HCl extended release capsules. Venlafaxine HCl is the active ingredient used in EFFEXOR XR. On March 12, 2007, we filed suit in the United States District Court for the District of Maryland against Lupin Ltd. and Lupin Pharmaceuticals, Inc., alleging that the filing by Lupin of an ANDA seeking FDA approval to market 37.5 mg, 75 mg and 150 mg venlafaxine HCl extended release capsules infringes our patents relating to methods of using extended release formulations of venlafaxine HCl. These patents, which expire in 2017, are the same patents that were at issue in the previously settled Teva litigation (described in our 2006 Financial Report). Under the 30-month stay provision of the Hatch-Waxman Act, any FDA approval of the Lupin ANDA may not be made effective before July 2009, unless there is an earlier court decision holding each of the patents at issue invalid or not infringed. Because Lupin has not, to date, made any allegations as to our patent covering the compound venlafaxine itself, its ANDA may also not be approved until the expiration of that patent, and its associated pediatric exclusivity period, on June 13, 2008.

On March 8, 2007, we received notice from Osmotica Pharmaceutical Corp. that Osmotica had filed an application pursuant to 21 U.S.C. 355(b)(2) seeking FDA approval to market 37.5 mg, 75 mg, 150 mg, and 225 mg venlafaxine HCl extended release tablets. Osmotica alleges that the same Wyeth U.S. patents that were at issue in the Teva litigation and are at issue in our suits against generic companies that have filed ANDAs seeking FDA approval to market generic 37.5 mg, 75 mg and 150 mg venlafaxine HCl extended release capsules are invalid and/or not infringed. We are evaluating the allegations in Osmotica’s notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007	WYETH

	By:	/s/ Kenneth J. Martin
	Name:	Kenneth J. Martin
	Title:	Chief Financial Officer and Vice Chairman